EXHIBIT 10.2

RETIREMENT AGREEMENT AND GENERAL RELEASE OF CLAIMS
This Retirement Agreement and General Release of Claims ("Agreement") is entered into by and between the Federal Home Loan Bank of Seattle (the "Seattle Bank") and Steven R. Horton ("Mr. Horton") to set forth the terms and conditions of Mr. Horton's retirement from his employment with the Seattle Bank.
In order to provide Mr. Horton with benefits to assist him in the transition to retirement and to fully and finally resolve any and all issues related to Mr. Horton's employment with the Seattle Bank, the Seattle Bank and Mr. Horton agree as follows:
1.    Retirement Date.
Mr. Horton's employment with the Seattle Bank ended as of November 18, 2011 (“Retirement Date”). Mr. Horton has received his regular base pay and all of his accrued but unused vacation as of the Retirement Date.
2.    Reservation of Mr. Horton's Rights in Certain Benefits
Nothing contained in this Agreement will release or discharge the Seattle Bank with respect to any vested right Mr. Horton had as of the Retirement Date in any retirement plan of the Seattle Bank.
3.    Severance Pay and Benefit.
The Seattle Bank agrees to provide Mr. Horton with the severance pay and benefit as set forth below:

(a)
Severance Pay. After the Effective Date of this Agreement, the Seattle Bank will pay Mr. Horton as severance pay his base salary from November 19, 2011 through December 31, 2011, for a total of $50,403.18, less required withholdings. Mr. Horton acknowledges that this severance pay is offered solely as consideration for him entering into this Agreement.

(b)
Severance Health Insurance Benefit. The Seattle Bank has paid the premium for continued coverage for Mr. Horton and his eligible dependents under the Seattle Bank's group health insurance plans for a period of one (1) month, beginning December 1, 2011 and ending December 31, 2011. Such premium payments will be treated as taxable income to Mr. Horton. Beginning on January 1, 2012, Mr. Horton and his eligible dependents may continue group insurance at his or their expense for the balance of the eighteen (18) month period which began on December 1, 2011. The Seattle Bank's administrator will supply a separate notice summarizing Mr. Horton's continuation coverage rights and obligations. Mr. Horton acknowledges that this severance benefit is offered solely as consideration for entering into this Agreement.

4.    Code Section 409A.
The parties intend that this Agreement and the payments and other benefits provided hereunder shall be exempt from the requirements of Code Section 409A, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the involuntary separation pay plan exception described in Treasury Regulation Section 1.409A-1(b)(9)(iii), or otherwise (including, without limitation, pursuant to Treasury Regulation Section 1.409A-1(b)(9)(v)). Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated, and administered in a manner consistent with such intentions.

5.    No Additional Compensation or Benefits.
Mr. Horton and the Seattle Bank agree that, except as expressly set forth in this Agreement, Mr. Horton shall not be entitled to receive any additional compensation, bonuses, incentive compensation, employee benefits, or other consideration from the Seattle Bank. Mr. Horton shall not be entitled to make contributions to the Seattle Bank 401(k) Savings Plan from the severance pay described in Subsection 3(a).
6.    Return of Seattle Bank Property.
Mr. Horton represents and warrants that he has returned to the Seattle Bank all the Seattle Bank property, including, without limitation, any laptop computer, keys, access cards, parking pass, credit cards, cellular telephones, books, manuals, files, computer software, disks, papers, and electronic copies of materials and documents in his possession or under his direct or indirect control relating to the Seattle Bank, including, but not limited to, its business, employees, and customers, and that he has not retained copies, in whatever form, of any such materials or documents. Notwithstanding anything to the contrary set forth herein, the Seattle Bank acknowledges and agrees that Mr. Horton may retain, as his own property, his copies of his individual personnel documents, such as his payroll and tax records.
7.    Covenant Not to Sue.
Mr. Horton represents that he has not filed any claim that was released in this Agreement against the Seattle Bank or the Released Parties (as defined below) with any court or government agency, and that he will not, to the extent allowed by applicable law, file any lawsuit against the Seattle Bank at any time in the future; provided, however, that this will not bar Mr. Horton from filing a claim to enforce the terms of this Agreement. If any government agency brings any claim or conducts any investigation against the Seattle Bank, nothing in this Agreement forbids Mr. Horton from cooperating in such proceeding(s), but by this Agreement, Mr. Horton waives and agrees to relinquish any damages or other individual relief that may be awarded as a result of any such proceeding(s).
8.    Mr. Horton's Release of Claims against the Seattle Bank.
In consideration of the severance pay and health care benefit set forth above, which are given to Mr. Horton specifically in exchange for this release, Mr. Horton, on behalf of himself, his marital community, and their heirs, successors, and assigns, releases and discharges the Seattle Bank, its past and present directors, officers, employees, agents, insurers, attorneys, and representatives of the Seattle Bank, and past and present employee benefit plans sponsored by the Seattle Bank, including the directors, officers, trustees, administrators, employees, attorneys, and agents of such plans, ("Released Parties") from any and all claims, charges, causes of action, and damages (including attorneys' fees and costs actually incurred), known and unknown ("Claims"), including those claims arising before the effective date of this Agreement related in any way to Mr. Horton's employment with the Seattle Bank. It is understood and agreed that the waivers in this Agreement are not intended to waive Mr. Horton's rights: (a) to indemnification under any agreement with the Seattle Bank or applicable provision of the Seattle Bank's Bylaws, or pursuant to applicable law; (b) under ERISA or applicable plan documents to receive his accrued vested benefits and any benefits specifically reserved for him in this Agreement; or (c) respecting the Seattle Bank's obligations under this Agreement.
For the purposes of implementing a full and complete release and discharge of the Seattle Bank and the other Released Parties, Mr. Horton expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims that he does not know or suspect to exist in his favor at the time he signs this Agreement, and that this Agreement is intended to resolve fully and finally any such Claims.

This release specifically includes, but is not limited to, rights and claims under the local, state or federal laws prohibiting discrimination in employment, including Title VII of the 1964 Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Washington Law Against Discrimination, the Family and Medical Leave Act, the Employee Retirement Income Security Act (except as otherwise state herein), as well as any other state or federal laws or common law theories relating to discrimination in employment, termination of employment, or personal injury, including, without limitation, all claims for breach of contract, fraud, defamation, loss of consortium, and emotional distress.
9.    Voluntary Agreement; Full Understanding; Advice of Counsel.
Mr. Horton understands and acknowledges the significance of this Agreement and acknowledges that this Agreement is voluntary and has not been given as a result of any coercion. Mr. Horton understands and agrees that, by signing this Agreement, he is giving up any right to file legal proceedings against the Seattle Bank based on rights or claims that existed before the date he signs this Agreement. Mr. Horton is not giving up rights or claims that may arise after the date the Agreement is executed. Mr. Horton also acknowledges that he has been given a full opportunity to review and negotiate this Agreement, that by this document he has been specifically advised in writing to consult with legal counsel prior to signing, and that he executes this Agreement only after full reflection and analysis.
10.    No Representations.
Mr. Horton acknowledges that, except as expressly set forth herein, no representations of any kind or character have been made to him by the Seattle Bank or by any of the Seattle Bank's agents, representatives, or attorneys to induce him to sign this Agreement.
11.    Waiting Period.
Mr. Horton understands that he has until April 9, 2012 to consider this Agreement before signing it. If Mr. Horton does not sign and return this Agreement to Leslie Mackey at the Seattle Bank by 5:00 pm on April 9, 2012, Mr. Horton will not be eligible to receive the severance benefits provided for in Section 3.

12.    Revocation Period.
Mr. Horton understands and acknowledges that he has seven (7) days after signing this Agreement to revoke it. To revoke this Agreement Mr. Horton must deliver a written notice of revocation to Leslie Mackey at the Seattle Bank no later than 5:00 pm on the seventh day after the day Mr. Horton signs the Agreement. If Mr. Horton revokes this Agreement, Mr. Horton will not receive the severance benefits described above. This Agreement will not be effective until the eighth day after Mr. Horton signs and does not revoke this Agreement, which date shall be the Effective Date.
13.    Non-admission.
This Agreement shall not be construed as an admission of wrongdoing or evidence of noncompliance with or violation of any statute or law by the Seattle Bank or Mr. Horton.
14.    Confidential Information.
(a)    Acknowledgement of Receipt of Confidential Information. Mr. Horton acknowledges that he occupied a position of trust and confidence with the Seattle Bank, and during his employment with the Seattle Bank, he became familiar with the Seattle Bank's trade secrets, business plans and strategies, and with other proprietary and confidential information regarding the Seattle Bank and its business, employees, and members. Mr. Horton agrees that (a) the agreements and covenants contained in this section are essential to protect the Seattle Bank and the goodwill of its business; (b) the Seattle Bank would be irreparably damaged if Mr. Horton were to disclose confidential information in violation of this provision; and (c) the severance pay and benefit provided him under this Agreement are given to him in part in exchange for his agreement to the restrictions set forth. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Seattle Bank or its customers, including, but not limited to, information relating to financial statements, identities of members and potential members, employees, suppliers, software tools, business methods, business plans, equipment, programs, methodologies, strategies and information, analyses, reports, models, calculations, profit margins, examination reports, or other proprietary information used by the Seattle Bank in connection with its business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Mr. Horton. Mr. Horton acknowledges that Confidential Information is vital, sensitive, confidential, and proprietary to the Seattle Bank.
(b)    Agreement to Maintain Confidentiality of Seattle Bank Information. Mr. Horton shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Seattle Bank, furnish, make available, or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information.
(c)    Remedies. Mr. Horton acknowledges and agrees that the covenants set forth in this Section 12 are reasonable and necessary for the protection of the Seattle Bank's business interests, that irreparable injury will result to the Seattle Bank if Mr. Horton breaches any of his confidentiality obligations under this Agreement, and that in the event of Mr. Horton's actual or threatened breach of such confidentiality obligations, the Seattle Bank will have no adequate remedy at law. Mr. Horton accordingly agrees that in the event of any actual or threatened breach by him for any of his confidentiality obligations under this section, the Seattle Bank shall be entitled to immediate temporary injunctive and other relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Seattle Bank from pursuing any remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.
(d)    Advice of Counsel. Nothing in this Agreement shall limit Mr. Horton's ability to share information with legal counsel, provided that such counsel agrees to maintain the confidentiality of that information.

15.    Non-Disparagement Obligation.
Mr. Horton agrees not to disparage the Seattle Bank or its directors, officers, employees, agents, and representatives. The Board of Directors and senior management of the Seattle Bank agree not to disparage Mr. Horton.
16.    Future Cooperation.
Mr. Horton agrees, at the Seattle Bank's reasonable request, to cooperate with the Seattle Bank and any of its directors, officers, agents, employees, attorneys and advisors, in Seattle Banks' investigation of, preparation for, and prosecution or defense of any matter(s) brought by or against the Seattle Bank or any Released Party, including, without limitation, litigation regarding: (a) circumstances about which Mr. Horton has any actual or alleged knowledge or expertise that was obtained during Mr. Horton's employment with the Seattle Bank or (b) any of Mr. Horton's acts or omissions, actual or alleged, during Mr. Horton's employment with the Seattle Bank. Mr. Horton agrees that, upon reasonable notice, Mr. Horton will appear and provide full and truthful testimony in proceedings associated with the above-referenced matters, provided that the Seattle Bank agrees to reimburse Mr. Horton for all reasonable travel expenses associated with the giving of testimony and to work with Mr. Horton as reasonably practicable to schedule the activities contemplated by this Section 16 so as not to unreasonably interfere with Mr. Horton's other commitments.
17.    Applicable Law; Interpretation.
This Agreement will be interpreted in accordance with the laws of the State of Washington, without regard to its conflict of laws. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against either party.
18.    Dispute Resolution.
    The parties agree that any controversy, claim or dispute of whatever nature between them arising out of or relating to this Agreement or Mr.  Horton's employment with the Seattle Bank shall be resolved by confidential mediation, or if such mediation is unsuccessful, by final and binding confidential arbitration.  First, the parties will attempt to mediate the dispute before a neutral mediator agreed upon by the parties.  If the parties cannot agree on a mediator within fifteen (15) days after either party provides the other with written notice of a dispute to be resolved pursuant to this paragraph, then Judicial Dispute Resolution LLC of Seattle (JDR) shall be asked to designate a mediator who is available to conduct a mediation as soon as possible.  If such mediation is not successful, the dispute will be promptly submitted to final and binding confidential arbitration before a single neutral arbitrator agreed upon by the parties.  If the parties are unable to agree on an arbitrator, such an arbitrator shall be appointed by JDR pursuant to its procedures.  Except as specifically provided herein, the arbitration shall be governed by the arbitration rules of JDR or such other rules as agreed to by the parties. The arbitrator shall render a written decision within 30 days after completion of the hearing. The arbitration award shall be final and binding.  While the arbitrator selected under this paragraph is authorized to grant preliminary or other equitable or injunctive relief, the parties shall also be entitled to apply to the King County Superior Court for preliminary relief in aid of arbitration. The mediation or arbitration proceedings shall be conducted in Seattle, Washington, or such other location as may be mutually agreed to by the parties.  In the event it is necessary for either party to commence arbitration in connection with this Agreement or its breach, the prevailing party in such arbitration, as determined by the arbitrator, shall be entitled to reimbursement for its reasonable costs and attorneys' fees incurred.  This paragraph shall not be construed to limit the Seattle Bank's ability under Section 14 to seek injunctive relief from an appropriate court for any alleged breach of the confidentiality obligations set forth in Section 14 or to require the Seattle Bank to go through the arbitral process prior to seeking any such injunctive relief.
19.    Entire Agreement.
This Agreement represents and contains the entire understanding between the parties in connection with the subject matter of this Agreement. This Agreement shall not be modified or varied except by a written instrument signed by Mr. Horton and an authorized representative of the Seattle Bank.
20.    Severability.

It is understood and agreed that if any provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions of the Agreement shall continue to be fully valid and enforceable.
21.    Execution.
This Agreement may be executed with duplicate original counterparts and with faxed signatures, each of which shall constitute an original and which together shall constitute one and the same document.
BY SIGNING THIS AGREEMENT, YOU STATE THAT:
(a) YOU HAVE READ THIS AGREEMENT AND HAVE HAD SUFFICIENT TIME TO CONSIDER ITS TERMS;
(b) YOU UNDERSTAND ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND KNOW THAT YOU ARE GIVING UP IMPORTANT RIGHTS;
(c) YOU AGREE WITH EVERYTHING IN THIS AGREEMENT;
(d) YOU ARE AWARE OF YOUR RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND HAVE BEEN ADVISED TO DO SO;
(e) YOU HAVE SIGNED THIS AGREEMENT KNOWINGLY AND VOLUNTARILY; AND
(f) YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE BY YOU OF ALL KNOWN AND UNKNOWN CLAIMS.

FEDERAL HOME LOAN BANK OF SEATTLE    STEVEN R. HORTON
By: /s/ William V. Humphreys________        _/s/ Steven R. Horton______________
William V. Humphreys

Its: Chairman                    Date: March 20, 2012

Date: March 20, 2012